                                                                   EXHIBIT 10.12

                     INTELLECTUAL PROPERTY LICENSE AGREEMENT

         This INTELLECTUAL PROPERTY LICENSE AGREEMENT ("Agreement") is dated as of February 28, 2003 (the "Effective Date") between NORTHROP GRUMMAN
CORPORATION, a Delaware corporation ("Licensor"), and TRW AUTOMOTIVE ACQUISITION
CORP., a Delaware corporation ("Licensee"). Licensor and Licensee are sometimes referred to herein individually as, "Party" and collectively as, the "Parties."
Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Master Purchase Agreement (as defined below).

         RECITALS

         WHEREAS, BCP Acquisition Company L.L.C., a Delaware limited liability company (the "Purchaser"), and Licensor have entered into a Master Purchase
Agreement, dated as of November 18, 2002, as amended by Amendment No. 1 thereto, dated as of December 20, 2002, among the Purchaser, Licensor, TRW, Inc., an Ohio corporation and wholly-owned Subsidiary of Licensor ("TRW"), and TRW Automotive
Inc., a Delaware corporation and majority-owned Subsidiary of TRW, (as the same may be amended, supplemented or modified to date, the "Master Purchase
Agreement") providing for the purchase by a Subsidiary of the Purchaser of TRW's
Automotive Business;

         WHEREAS, pursuant to the Master Purchase Agreement, on or prior to the date hereof, Licensor has contributed and transferred to Roadster, and Roadster has received and assumed, directly or indirectly, substantially all of the assets and liabilities currently associated with the Automotive Business and the stock or similar interests curently held by Licensor in Subsidiaries and other entities that conduct the Automotive Business (the transactions described in this recital are referred to collectively as the "Transfers" and have been effected in accordance with Article I of the Master Purchase Agreement);

         WHEREAS, the Master Purchase Agreement contemplates that the Licensor license certain intellectual property to Licensee, namely, the Licensed IP (as defined herein) for use in connection with the Automotive Business (as defined herein); and

         WHEREAS, Licensee desires to obtain the right and license to use the
Licensed IP upon the terms and conditions set forth herein.

         NOW THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereto hereby covenant and agree as follows:

         I.       DEFINITIONS:

         1.1 Definitions. All terms used but not defined herein, shall have the meaning set forth in the Master Purchase Agreement (as defined above). For purposes of this Agreement, the following capitalized terms shall have the following meanings:

         "Affiliate" shall have the meaning ascribed to such term in the Master
Purchase Agreement.

         "Agreement" shall have the meaning set forth in the preamble of this
Agreement.

         "Automotive Business" shall have the meaning ascribed to such term in the Master Purchase Agreement.

         "Automotive Field" means the business of (i) designing, manufacturing and selling products for automobiles, including steering, suspension, braking, engine, occupant safety, electronic and electro-mechanical components, modules and systems, engineered fastening and other components and systems for passenger cars, light trucks, commercial vehicles and other land-based motor vehicles, including inflatable restraint, seat belt and steering wheel components and systems; braking components, systems and related products; steering and suspension systems and components; chassis components, modules and integrated vehicle control systems; vehicle dynamic control systems and electronics;
access, security and safety electronics systems; display and heating, ventilating and air conditioning electronics; engineered and plastic fasteners and precision plastic moldings and assemblies; engine components and systems;
commercial steering systems and components and (ii) providing services, including but not limited to design services, logistics services, assembly services, warranty administration services, technical support services and diagnostic services, reasonably related or incidental to the development, manufacture, sale, or distribution of products for automobiles.

         "Confidential Information" shall have the meaning set forth in Section
8.1.

         "Effective Date" shall have the meaning set forth in the preamble of this Agreement.

         "Intellectual Property" shall have the meaning ascribed to such term in the Master Purchase Agreement.

         "Licensed IP" shall mean only the Copyrights, trade secrets and know how contained within the TRW Intellectual Property, including but not limited to the items listed on Schedule 2.1, which is attached hereto and incorporated herein.

         "Licensee" shall have the meaning set forth in the preamble of this
Agreement.

         "Licensor" shall have the meaning set forth in the preamble of this
Agreement.

         "Master Purchase Agreement" shall have the meaning set forth in the preamble of this Agreement.

         "Party" shall have the meaning set forth in the preamble of this
Agreement.

         "Parties" shall have the meaning set forth in the preamble of this
Agreement.

         "Person" shall have the meaning ascribed to such term in the Master
Purchase Agreement.

         II.      LICENSE GRANT

         2.1 License Grant. Effective from and after the Effective Date,
Licensor hereby grants to Licensee, and Licensee hereby accepts from Licensor, subject to any licenses previously granted by Licensor to third parties, a perpetual, irrevocable, non-exclusive, royalty-free, fully paid-up worldwide license, to use the Licensed IP to make, have made, import, use, offer for sale, promote, distribute and sell products, processes, and services and otherwise commercially exploit the Licensed IP in all fields outside of those in which
Northrop Grumman Corporation and TRW presently conduct and operate their respective businesses (excluding the Automotive Field). Such license includes, without limitation, the right to distribute, and create derivative works from any copyrighted materials included in Licensed IP and the right to use any trade secrets and know-how included in Licensed IP.

         2.2 Copies. Licensee may make such number of copies of the applicable
Licensed IP as is reasonably necessary to accomplish the permitted uses set forth in Section 2.1. All copies shall be subject to the terms and conditions of this Agreement.

         2.3 Exclusion of All Other Rights. Except as expressly provided herein,
Licensee is granted no rights or licenses whatsoever in or to the Licensed IP or any other Licensor products, services or other Licensor intellectual, proprietary or personal rights. Licensor hereby expressly reserves all rights and licenses not expressly granted in this Agreement. In particular and without limiting the foregoing, nothing in this Agreement will be deemed to convey to
Licensee the legal title to any Licensed IP.

         2.4 Right to Sublicense. Licensee shall be free to grant sublicenses to any Subsidiary or Affiliate of Licensee for so long as such Person remains a
Subsidiary or an Affiliate of Licensee. Any such sublicense shall be subordinate to and conform to the terms and conditions of this License, and shall not include the right for such sublicensee to grant sublicenses to persons who are not also Subsidiaries or Affiliates of Licensee. Licensee shall also be free to grant sublicenses to persons who are not Subsidiaries or Affiliates of Licensee to the extent necessary to exercise its "have made" rights as provided in
Section 2.1. Any such sublicense shall be subordinate to and conform to the terms and conditions of this License; shall not include the right for such sublicensee to grant sublicenses to other persons; and shall not include the right for such sublicensee to make, sell or distribute products made using the
Licensed IP for such sublicensee's own account or the account of any person other than Licensee or a Subsidiary or Affiliate of Licensee. In addition,
Licensee shall require that any such sublicensee implement and maintain practices and policies sufficient to preserve the confidentiality of all
Licensed IP provided to such sublicensee by Licensee, and Licensee shall be solely responsible, as between Licensee and Licensor, for any breach of confidentiality with respect to the Licensed IP by any such sublicensee. Except as expressly set forth in this provision, Licensee shall not, without the prior written approval of Licensor, which approval shall not be unreasonably withheld, delayed, or conditioned, sublicense or transfer in any way any Licensed IP.

         2.5 Intellectual Property Notices and Markings. Licensee shall accurately produce and reproduce all Licensor intellectual property notices on all copies Licensee produces or reproduces of the Licensed IP. In no event shall
Licensee remove any Licensor intellectual property notices from any materials.

         2.6 Covenant Not to Sue. Licensor, its successors and assigns, shall not assert in any manner, nor authorize or allow any other person to assert in any manner, any claim against Licensee or its sublicensees (solely to the extent of the rights granted by Licensee as to the specific subject matter of such sublicense, granted in accordance with Section 2.4 above) in the Automotive
Business as it is presently being conducted and operated, for violation of any statute relating to patent rights or infringement based upon any patents issued or patent applications pending as of the Closing Date included in the TRW
Intellectual Property, that are owned by TRW or its Affiliates or Subsidiaries.

         2.7 Covenant Not to License. Licensor, its successors and assigns, shall not, for a period of five (5) years from the anniversary of the Effective
Date, grant any license, nor authorize or allow any other person to grant any license, to any party other than Licensee to use the Licensed IP within the
Automotive Field.

         III.     OWNERSHIP

         3.1 Licensed IP. Licensee acknowledges and agrees that, as between the
Parties and subject to the rights and licenses granted herein, Licensor is, and at all times shall remain, the sole and exclusive owner of all right, title and interest, throughout the world (including all intellectual property and other proprietary rights), in and to all Licensed IP, and any copies of the Licensed
IP, whether made by or on behalf of Licensor or Licensee.

         IV.      PROTECTION OF LICENSED TECHNOLOGY

         4.1 Legal Action. Except as set forth below, Licensor shall maintain sole control and discretion over the prosecution and maintenance with respect to all rights, including all intellectual property rights in and to the Licensed
IP.

         4.2      Protection of Intellectual Property Rights.

         (a) Licensor and the Licensee shall cooperate to police diligently the
Licensed IP. The Licensee shall promptly notify Licensor in writing of any unauthorized use, infringement, misappropriation, or other violation of the
Licensed IP of which it becomes aware.

         (b) Licensor shall have the primary right, but not the obligation, to bring and control any suits against any unauthorized use, misappropriation, or other violation of the Licensed IP. Licensor shall be entitled to retain the entirety of any award arising from such suit. Licensee agrees to cooperate with
Licensor in any litigation or other action that Licensor may undertake to enforce or protect the Licensed IP in the Automotive Field pursuant to Section
4.2(a) and, upon Licensor's request, to execute, file and deliver all documents and proof necessary for such purpose, including being named as a Party to such litigation as required by law. The Licensee shall have the right to participate and be represented in any such action, suit or proceeding by its own counsel at its own expense. Licensee shall have no claim of any kind against Licensor based on or arising out of the Licensor's handling of or decisions concerning any such action, suit, proceeding, settlement, or compromise, and the Licensee hereby irrevocably releases Licensor from any such claim; provided, however, that
Licensor shall not settle, compromise or voluntarily dispose of any such action, suit or proceeding in a manner that would materially restrict the rights or benefits of Licensee pursuant to this agreement without the prior consent of

Licensee, which consent shall not be unreasonably withheld, conditioned, or delayed. In the event Licensor elects not to exercise this right, Licensee, upon prior written approval from Licensor may bring such suit, and Licensor, agrees to reasonably cooperate with Licensee, including being named as a party to such suit. If Licensee elects to bring such suit, it shall be entitled to that portion of any award based upon the actual damage to the Automotive Business directly resulting from such unauthorized use, misappropriation, or other violation of the Licensed IP.

         (c) Each Party shall bear the costs, fees and expenses incurred by it in complying with the provisions of Section 4.2, including those incurred in bringing or controlling any such suits.

         V.       REPRESENTATIONS AND WARRANTIES

         5.1 Each Party hereto represents and warrants that (i) it is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, (ii) it has the corporate power and authority to enter into this Agreement, and the execution, delivery and performance of this
Agreement and the transactions and other documents contemplated hereby have been duly authorized by all necessary corporate action on the part of Licensor, and
(iii) this Agreement has been duly executed and delivered by the authorized officers of such Party, and constitutes a legal, valid and binding obligation of the Party, fully enforceable against such Party in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general applicability relating to or affecting creditors' rights, and general equity principles.

         5.2 Licensor represents and warrants that (i) Licensor owns or has the right to use the Licensed IP except where the failure to own or to have the right to use such Licensed IP would not have a Material Adverse Effect; (ii) to the Knowledge of TRW, the Licensed IP does not infringe, impair, misappropriate, dilute or otherwise violate the rights of others and is not being misappropriated or otherwise violated by others; (iii) no Legal Proceeding or
Order is pending or outstanding, or to the Knowledge of TRW, is threatened or imminent that seeks to cancel, limit or challenge the validity, ownership or use of any Licensed IP; and (iv) Licensor owns or has obtained the rights necessary to grant the licenses granted under this Agreement.

         VI.      INDEMNIFICATION

         6.1 No Duty to Indemnify. Except as provided in the Master Purchase
Agreement, Licensor shall not under any circumstances, be obligated to indemnify, defend, or hold Licensee, its Affiliates, or their respective representatives, officers, directors, stockholders, employees, or agents (the
"Licensee Parties"), harmless from any liability, claims, demands, causes of action, judgments, damages, or expenses (including reasonable attorneys' and experts' fees and costs) which the Licensee Parties may incur or become liable for as a result of Licensee's and its sublicensees' use of the Licensed IP in accordance with this Agreement.

         6.2 Licensee's Duty to Indemnify. Licensee shall indemnify, defend, and hold Licensor, its Affiliates, and their respective representatives, officers, directors, stockholders, employees, and agents (the "Licensor Parties"), harmless from any and all liability, claims,

demands, causes of action, judgments, damages, and expenses (including reasonable attorneys' and experts' fees and costs) which the Licensor Parties may incur or become liable for as a result of claims by any Person to the extent arising from Licensee's and its sublicensees' use of Licensed IP other than any third party claims covered by Section 6.1; provided, however, that Licensee shall not be obligated to defend or hold harmless any Licensor Parties in the event that such claims, demands, causes of action, judgments, damages and, expenses arose out of willful misconduct, gross negligence, or bad faith by any
Licensor Parties.

         6.3 Indemnification Procedure. Promptly after receipt by the indemnified party of notice of any action, proceeding, claim, or potential claim
(any of which is hereinafter individually referred to as a "Claim") which could give rise to a right to indemnification hereunder, the indemnified party shall give the indemnifying party written notice describing the Claim in reasonable detail, along with copies of any correspondence, court papers, or other writings setting forth the Claim. The indemnifying party shall have the right, at its option, to take over responsibility for the defense or settlement of the Claim, at its own expense and by counsel of its own selection. The indemnified party shall reasonably cooperate with the indemnifying party and its counsel in the defense and/or settlement of any such Claim. If the indemnifying party takes over the defense of the Claim, the indemnified party shall have the right, at their own expense, to participate in the defense of such Claim. The indemnifying party shall not enter into any settlement with respect to such Claim without the indemnified party's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. In the event that the indemnifying party shall decline to take over the defense of the Claim, the indemnified party shall have the right to assume the defense of the Claim and to resolve the Claim as it finds appropriate, in its reasonable opinion; provided, however, that the indemnified party shall not enter into any settlement with respect to such Claim without the indemnifying party 's prior written consent, which consent shall not be unreasonably withheld, delayed, or conditioned. In the event it is ultimately determined that the Claim in fact is covered by the indemnification provisions under Section 6.2 of this Agreement, the indemnified party shall be entitled to recover from the indemnifying party as provided in
Section 6.2.

         VII.     LIMITATIONS ON LIABILITY

         7.1 Disclaimer of Consequential and Special Damages. TO THE MAXIMUM
EXTENT PERMITTED BY LAW, NEITHER PARTY NOR ANY RELATED ENTITY THEREOF SHALL BE
LIABLE UNDER THIS AGREEMENT TO THE OTHER PARTY, ANY RELATED ENTITY THEREOF OR
ANY OTHER THIRD PERSON FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL,
RELIANCE OR PUNITIVE DAMAGES OR LOST OR IMPUTED PROFITS, LOST DATA OR COST OF
PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, WHETHER LIABILITY IS ASSERTED IN
CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT PRODUCT LIABILITY) INDEMNITY OR
CONTRIBUTION, AND IRRESPECTIVE OF WHETHER A PARTY OR ANY RELATED ENTITY HAS BEEN
ADVISED OF THE POSSIBILITY OF ANY SUCH LOSS OR DAMAGE.

         VIII.    CONFIDENTIALITY

         8.1 The Parties agree that all information which is communicated from time to time by them to each other and their respective Affiliates, agents, attorneys, accountants, and employees in connection with this Agreement (whether oral, electronic or written of any kind or nature), or which is confidential and proprietary to the person disclosing the same or which is technical confidential information belonging to one Party that was already in the possession of the other Party as of the Effective Date shall be deemed secret and confidential
("Confidential Information"). The Parties agree that the Confidential
Information received by them from the other will be maintained in confidence and that the same will not be disclosed to or used by any person, firm, or undertaking except their own agents and employees, subcontractors or distributors hereunder who need to know and/or use such Confidential Information for the purposes of this Agreement. Any such person given access to Confidential
Information shall be subject to confidentiality provisions by agreement with
Licensor or Licensee no less restrictive than those set forth herein. If either
Party is required by law to disclose any Confidential Information it has received, it will take reasonable efforts to minimize the extent of any required disclosure and to obtain an undertaking from the recipient to maintain the confidentiality thereof. Either Party must promptly inform the other Party of any information it believes comes within the circumstances in the immediately preceding sentence. Each Party will cooperate with the other Party, at the other
Party's expense, in seeking to maintain the confidentiality of such Confidential
Information. Each Party's obligations under this Section 8 shall terminate, with respect to any particular information, five (5) years after the date of disclosure of such information; provided, however, that each Party's obligations under this Section 8 with respect to any technical information that the providing Party protects as a trade secret shall be kept confidential for five
(5) years or such longer period as such information has not become publicly and readily available in the marketplace to third Parties without being subject to confidentiality protections.

         8.2 Marking. All Confidential Information communicated under this
Agreement in writing shall be marked by the disclosing part with a conspicuous legend, marking or stamp as Confidential Information. Confidential Information communicated in non-written format shall be identified by the disclosing Party as confidential at the time of such communication and promptly thereafter reduced to writing and marked as Confidential Information by the disclosing
Party. The Parties agree that the trade secrets and know-how included in the
Licensed IP shall be treated as Confidential Information regardless of whether such trade secrets and know-how are marked, stamped or otherwise identified as confidential.

         8.3 Exceptions. Nothing in this Section 8 shall require the recipient
Party to hold in confidence or otherwise protect from unauthorized use of disclosure any information that: (i) is known to the recipient at the time of receipt; or (ii) is or becomes publicly available through no wrongful act of the recipient; or (iii) is rightfully received by the recipient from a third Party without restriction and without breach of any agreement; or (iv) is independently developed by the recipient without breach of this Agreement; or
(v) is furnished by the disclosing Party to a third Party without restriction.

         IX.      MISCELLANEOUS

         9.1 Notices. All notices, requests and other communications to any
Party hereunder shall be in writing (including facsimile transmission) and shall be given (i) by personal delivery to the appropriate address as set forth below
(or at such other address for the Party as shall have been previously specified in writing to the other Party), (ii) by reliable overnight courier service (with confirmation) to the appropriate address as set forth below (or at such other address for the Party as shall have been previously specified in writing to the other Party), or (iii) by facsimile transmission (with confirmation) to the appropriate facsimile number set forth below (or at such other facsimile number for the Party as shall have been previously specified in writing to the other
Party) with follow-up copy by reliable overnight courier service the next
Business Day:

         if to Licensor, to:
         Northrop Grumman Corporation.
         1840 Century Park East
         Los Angeles, CA 90067
         Facsimile No.:  (310) 556-4558
         Attention:  Vice President and General Counsel

         and

         if to Licensee, to:
         TRW Automotive Acquisition Corp.
         12025 Tech Center Drive
         Livonia, Michigan 48150
         Facsimile No.:  (734) 266-4590
         Attention:  General Counsel

         All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5
p.m. (local time, place of receipt) and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

         9.2 Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by an authorized officer of each Party. Except as otherwise provided in this
Agreement, any failure of any of the Parties to comply with any obligation, covenant, agreement or condition herein may be waived by the Party entitled to the benefits thereof only by a written instrument signed by an authorized officer of the Party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         9.3 Headings. The table of contents and the article, section, paragraph and other headings contained in this Agreement are inserted for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         9.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

         9.5 Entire Agreement. This Agreement, the Master Purchase Agreement and
the other Ancillary Agreements constitute the entire agreement between the
Parties hereto with respect to the subject matter hereof, and supersede and cancel all prior agreements, negotiations, correspondence, undertakings, understandings and communications of the Parties, oral and written, with respect to the subject matter hereof.

         9.6 Governing Law. THIS AGREEMENT, INCLUDING ALL MATTERS OF
CONSTRUCTION, VALIDITY AND PERFORMANCE, SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES
OF CONFLICTS OR CHOICE OF LAWS OR ANY OTHER LAW THAT WOULD MAKE THE LAWS OF ANY
OTHER JURISDICTION OTHER THAN THE STATE OF DELAWARE APPLICABLE HERETO.

         9.7 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY
WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF
OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         9.8 Assignment. This Agreement may not be assigned by any Party hereto without the written consent of the other Party; provided, however, that each
Party may assign this Agreement to a purchaser of substantially all of the
Party's shares or assets or to that Party's parent, controlled subsidiary or controlled affiliate, provided that such purchaser agrees to be bound by all of the terms and conditions of this Agreement. No assignment shall relieve either
Party of any of its rights and obligations hereunder. The granting of a security interest in this Agreement or Licensee's rights under this Agreement, in the nature of a conditional assignment or otherwise, shall not be construed to violate this provision; nor shall it violate this provision for any secured party to exercise it rights under any agreement relating to such security interest.

         9.9 Fees and Expenses. Whether or not the transactions contemplated by this Agreement are consummated, each Party shall bear its own fees and expenses incurred in connection with the transactions contemplated by this Agreement.

         9.10 Binding Nature; Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the Parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person or Persons any rights, benefits or remedies of any nature whatsoever under or by reason of this
Agreement.

         9.11 Severability. This Agreement shall be deemed severable; the invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of this Agreement or of any other term hereof, which shall remain in full force and effect, for so long as the economic or legal substance of the transactions contemplated by this

Agreement is not affected in any manner materially adverse to any Party. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, each Party agrees that such restriction may be enforced to the maximum extent permitted by law, and each
Party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

         9.12 Specific Performance. The Parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

         9.13 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.

         9.14     Interpretation.  Any reference to any federal, state, local or
non-U.S. statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires.

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         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                             TRW AUTOMOTIVE ACQUISITION CORP.

                             By:    /s/ Joshua Astrof
                                    Name:  Joshua Astrof
                                    Title:  Treasurer and Secretary

                             NORTHROP GRUMMAN CORPORATION

                             By:    /s/ Albert F Myers
                                    Name:  Albert F. Myers
                                    Title:  President, Chief Executive Officer,
                                    Chief Financial Officer, Treasurer

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